UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2013

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders, held on June 13, 2013, Astea’s stockholders voted on the four proposals listed below, which constituted all of the matters acted upon at the meeting. Stockholders   representing 3,179,529  shares, or 88.63%  of the Common Stock outstanding as of the April 15, 2013 record date were present in person or were represented at the meeting by proxy. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement for Astea International Inc. which was filed with the Securities and Exchange Commission on April 26, 2013.

1.   The election of five directors to serve on the Board, each to serve until Astea’s annual meeting of stockholders to be held in 2014 and until his successor is elected and qualified, or until his death, resignation or removal:

Name	Votes For	Votes Withheld	Broker Non-Votes
Zack Bergreen	2,147,177	286,417	745,935
Adrian A. Peters	1,954,634	478,960	745,935
Keith D. Schneck	2,099,964	333,630	745,935
Eric S. Siegel	2,110,524	323,070	745,935
John Tobin	2,148,277	285,317	745,935

2.    The ratification of the appointment of Grant Thornton LLP as Astea’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,149,420	22,076	8,033	0

3.   An advisory vote to approve Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,940,196	492,982	416	745,935

4.  An advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
731,062	95,923	1,591,123	15,486	745,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
June 13, 2013	By:	/s/Rick Etskovitz
	Title:	Chief Financial Officer